EXHIBIT 10.1

AMENDMENT NO. 1 TO PATENT PURCHASE AGREEMENT

This Amendment No. 1 to the Patent Purchase Agreement (the "Amendment") dated December 18, 2023 is entered into by and between Bannix Acquisition Corp. (the “Purchaser”) and GBT Tokenize Corp. (the "Seller").

WHEREAS, the Purchaser and the Seller are parties to that certain Patent Purchase Agreement, dated August 8, 2023 (the "Patent Purchase Agreement"), pursuant to which, among other things, the Purchaser agreed, on the Closing Date, to acquire the Patents from the Seller on the terms and subject to the conditions set forth in the Patent Purchase Agreement;

WHEREAS, capitalized terms used in this Amendment, but not otherwise defined herein, are used herein with the respective meanings ascribed to such terms under the Patent Purchase Agreement;

WHEREAS, Purchaser and Seller wish to amend the Patent Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions herein below set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Amendments to the Patent Purchase Agreement. Purchaser and Seller agree to add Section 2.4 to the Patent Purchase Agreement as follows:

Notwithstanding anything to the contrary herein, the Seller may not convert the Series A Preferred Stock into shares of common stock of the Purchaser to the extent that after giving effect to conversion the aggregate number of shares of common stock issued under the Agreement would exceed 19.99% of the aggregate number of shares of common stock issued and outstanding as of the closing of the Purchaser’s acquisition of EVIE Autonomous Group Ltd. (such maximum number of shares, the “Exchange Cap”) unless the Company’s stockholders have approved the issuance of shares of common stock upon conversion of the Series A Preferred Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the market or exchange on which the Purchaser’s shares of common stock trade.

2. Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

GBT TOKENIZE CORP.

By:___________________________

Name: Michael Murray

Title: CEO

BANNIX ACQUISITION CORP.

By:___________________________

Name: Douglas Davis

Title: CEO

We give our consent:

GBT Technologies, Inc.

By:___________________________

Name:  Mansour Khatib

Title: Chief Executive Officer